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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       July 30, 2002
                                                 ----------------------


                            OPTICAL CABLE CORPORATION
             (Exact name of registrant as specified in its charter)

   Virginia                    0-27022                           54-1237042
---------------              -----------                      ----------------
(State or other              (Commission                      (I.R.S. Employer
  jurisdiction               File Number)                    Identification No.)
of incorporation)

                  5490 Concourse Drive, Roanoke, Virginia     24019
       -------------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (540)265-0690
                                                   ---------------


         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure

Optical Cable Corporation (the "Company") held a Special Shareholders Meeting on July 30, 2002 in which its shareholders approved an 1-for-8 reverse stock split of all outstanding shares of common stock and a reduction in the number of authorized shares of the Company's common stock from 100 million to 50 million.

The reverse split became effective at 12:01 a.m. (eastern daylight time) on July 31, 2002, and the shares began trading on a post-split basis effective at the beginning of trading on July 31, 2002.

As of July 30, 2002, there were 55,431,279 shares of common stock outstanding. As a result of the reverse stock split, each eight shares of issued and outstanding common stock will be converted into one issued and outstanding share of common stock. Fractional shares of stock will not be issued as a result of the reverse stock split. Stockholders who would otherwise receive a fractional share of common stock will be entitled to receive an equivalent amount of cash in lieu of fractional shares, based on the average closing price of the common stock for the ten trading days prior to, but not including, the effective date of the reverse stock split.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OPTICAL CABLE CORPORATION

Date: August 6, 2002                    /s/ Neil D. Wilkin, Jr.
                                        ------------------------------------
                                        Neil D. Wilkin, Jr.
                                        President and Chief Financial Officer